                                                                     EXHIBIT 5.1



March 30, 2005


Voyager One, Inc.
859 West End Court, Suite I
Vernon Hills, IL 60061

Re: Offering by Voyager One, Inc., a Nevada corporation, of 1,690,560 common shares

Dear Sir or Madam:

     We have acted as Nevada counsel for Voyager One, Inc., a Nevada corporation ("Company") in conjunction with its offering of 1,690,560 common shares in the Company, ("Shares") pursuant to the Form SB-2 filed concurrently herewith ("Registration Statement").

     In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

     Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

     The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or "blue sky" laws or regulations.

     On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the portion of the Shares already issued are validly issued, fully paid and non-assessable; and the portion of the Shares not yet issued, when and to the extent issued in accordance with the Securities Purchase Agreement attached as Exhibit 10.2 to the Registration Statement, will be validly issued, fully paid and non-assessable.

Voyager One, Inc.
March 30, 2005
Page 2


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             MARQUIS & AURBACH


                                             /s/ Mary J. Drury, Esq.

                                             Mary J. Drury, Esq.
                                             For the Firm